SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Beckman Coulter, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       You are invited to attend the 2002 Beckman Coulter, Inc. Annual Meeting of Stockholders:

When:	10:00 a.m. (local Pacific Time) on Thursday, April 4, 2002
Where:	Corporate Headquarters, 4300 N. Harbor Blvd., Fullerton, CA
Items of Business:	• To elect a class of directors to serve until the expiration of their term in 2005 and until their successors are elected and qualified (Proposal 1)
• To conduct such other business as may properly come before the meeting or any adjournment thereof.
Record Date:	You are entitled to vote if you are a stockholder of record at the close of business on February 4, 2002.
Voting by Proxy:	Your Board of Directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and properly voted. Please see the attached Proxy Statement and enclosed proxy card for information on submitting your proxy over the Internet, by telephone, or by mailing back the traditional proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on withdrawal of proxies prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards. Please promptly submit your proxy for the shares represented by each proxy card you receive in order to assure that all shares are represented.
Attendance at Meeting:	If you plan to attend, please be sure to mark the box provided on the proxy card or so indicate when prompted if submitting your proxy by Internet or telephone.
Recommendation:	Your Board of Directors recommends that you vote “For” Proposal 1.

      Your vote is important. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum will be present.

By Order of the Board of Directors

William H. May
Vice President, General Counsel
and Secretary

March 1, 2002

INTRODUCTION
VOTING INFORMATION
PROPOSAL 1: ELECTION OF DIRECTORS
ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT
DEADLINE FOR STOCKHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A

i

BECKMAN COULTER, INC.

4300 N. Harbor Blvd., Box 3100
Fullerton, California 92834-3100

PROXY STATEMENT

INTRODUCTION

      This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Beckman Coulter, Inc., a Delaware Corporation, for use at the 2002 Annual Meeting of Stockholders. The meeting will be held at the Company’s headquarters, 4300 North Harbor Boulevard, Fullerton, California, at 10:00 a.m. (local Pacific Time) on Thursday, April 4, 2002, and any adjournment or postponement thereof. Copies of this Proxy Statement and the accompanying proxy are being mailed to stockholders on or about March 1, 2002.

      As used in this Proxy Statement, “Annual Meeting” refers to the meeting described above, “Company” or “Beckman Coulter” refers to Beckman Coulter, Inc., “Common Stock” refers to the Company’s common stock, par value $.10, and “Record Date” for the Annual Meeting refers to February 4, 2002.

      On October 5, 2000, the Board of Directors of the Company declared a 2-for-1 stock split in the form of a 100% stock dividend payable on December 7, 2000, to holders of record of the Company’s Common Stock as of the close of business on November 15, 2000 (the “split”). In connection with the split certain adjustments were made to the Company’s stock-based compensation plans and outstanding awards thereunder. All information in this Proxy Statement regarding the Company’s Common Stock and awards under the Company’s stock-based compensation plans gives effect to the split and the related adjustments.

      The Company pays the cost of this solicitation, made on behalf of the Board of Directors. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, by facsimile, or in person. The Company has engaged the firm of D. F. King & Co., Inc., as proxy solicitors, whose fee for such services is estimated to be $10,000 plus reimbursement of out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of the stock.

VOTING INFORMATION

Stockholders Who May Vote

      Only holders of record of the Company’s Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 61,414,358 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting.

      The Company’s Benefit Equity Trust, established to assist the Company in meeting its stock-related obligations for benefit programs, holds 2,200 of the shares outstanding for voting purposes. These shares are voted by the trustee in the same proportion as instructions received from employees recently participating in the Company’s Employees’ Stock Purchase Plan.

Quorum; Effect of Votes

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by stockholders who duly execute and return proxies on the accompanying proxy card, or who use the Internet or telephonic process to authorize the named proxies to vote those shares, will be treated as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy indicates a vote, an abstention from a vote, a withholding of a vote for the election of one or more nominees for director, or a broker non-vote.

      Directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election. Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors by so indicating on the accompanying proxy card or when prompted according to the Internet or telephonic proxy instructions. If a proxy instruction indicates that a vote is being withheld in connection with the election of one or more nominees for director, the shares represented by that proxy will not be counted as casting votes for such director nominees, although they will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter.

      Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the election of directors and certain other matters when they have not received instructions from beneficial owners, but lack such authority on other matters. Proxies subject to such broker non-votes would not be counted as casting votes for or against any matter as to which authority was so withheld, and the shares covered by such proxies would not be included in determining the number of shares present at the meeting and entitled to vote on the subject matter in question. Under Proposal 1, presented below, such brokers have authority to vote on the election of directors without instructions from beneficial owners.

      The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

Proxy Voting and Revocation of Proxy

      Stockholders may choose one of three ways to submit their proxies:

•	By Telephone: Call the toll-free telephone number on your proxy card to vote by phone

•	Via Internet: Visit the web site shown on your card to vote via the Internet

•	By Mail: Mark, sign, date and mail your proxy card(s) to EquiServe Trust Company, N.A. in the enclosed U.S. postage-paid envelope.

      If you vote by telephone or via the Internet, you do not need to return your proxy card.

      The shares represented by duly executed and returned proxies in the accompanying form or by proxies properly submitted by use of the Internet and telephone procedures which are received in time for the Annual Meeting will be voted. A stockholder may revoke the proxy at any time prior to its use at the Annual Meeting by filing written notice of such revocation with the Secretary of the Company at the address shown above, by submitting a later dated and properly executed proxy, or by voting in person at the Annual Meeting.

      Unless you indicate otherwise in your proxy, the persons named as your proxies will vote FOR all of the nominees for director under Proposal 1. Although the Company does not presently know of any other business to be presented at the meeting, should any other business properly come before the meeting, the persons named as your proxies, to the extent permitted by law, will have discretion to vote and will vote in accordance with their best judgment.

PROPOSAL 1:     ELECTION OF DIRECTORS

      Four members of the Board are proposed to be elected for a term expiring at the annual meeting of stockholders in the year 2005.

      The Board currently consists of eleven persons and is divided into three classes, with the term of office of one class expiring each year. All director nominees are currently directors of the Company with terms expiring at this Annual Meeting. Each of the nominees has consented to serve as director for the three-year term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees as may be designated by the Board unless the Board reduces the number of directors accordingly.

Director Nominees For Term Expiring In 2005

Hugh K. Coble	Director since 1996

      Mr. Coble, 67, is Vice Chairman Emeritus of the Board of Fluor Corporation, a global engineering and construction company with an investment in low-sulfur coal. He joined Fluor Corporation in 1966 where he held various executive positions in marketing and operations with over ten years of international assignments and retired in 1997 after thirty-one years of service. He is a member of the American Institute of Chemical Engineers, the National Society of Professional Engineers, the American Petroleum Institute, and the World Business Advisory Council. He also serves on the board of directors of Flowserve Corporation and Escend Technologies, Inc.

Van B. Honeycutt	Director since 1998

      Mr. Honeycutt, 57, is Chairman and Chief Executive Officer of Computer Sciences Corporation (“CSC”), a worldwide provider of management consulting and information technology solutions and services. He joined CSC in 1975 and has held many posts with CSC and its subsidiaries, including most recently those of President and Chief Operating Officer of CSC from 1993 to 1995, and President and Chief Executive Officer from 1995 to 2001. He became Chairman in 1997 and continues as Chairman and Chief Executive Officer to the present. He serves as a member of the President’s National Security Telecommunications Advisory Committee, which consists of no more than thirty presidentially appointed industry leaders who provide industry-based analyses and recommendations on a wide range of policy and technical issues. He also serves as a director of Tenet Healthcare Corporation.

John P. Wareham	Director since 1993

      Mr. Wareham, 60, is Chairman, President and Chief Executive Officer of Beckman Coulter. He became Chairman in February 1999, Chief Executive Officer in September 1998 and President in October 1993. He also served as the Company’s Chief Operating Officer from October 1993 to September 1998 and as Vice President, Diagnostic Systems Group, from 1984 to 1993. Prior to 1984, he had served as President of Norden Laboratories, Inc., a wholly owned subsidiary of SmithKline Beckman Corporation engaged in developing, manufacturing and marketing veterinary pharmaceuticals and vaccines, having first joined SmithKline Corporation, a predecessor of SmithKline Beckman Corporation, in 1968. He is a director and past Chairman of AdvaMed, the Advanced Medical Technology Association (formerly the Health Industry Manufacturers Association), a member of the Board of Trustees of the Manufacturers Alliance/ MAPI, a member of the Center for Corporate Innovation, a member of the Chief Executive Roundtable of the University of California – Irvine, a member of the Advisory Council of the Keck Graduate Institute of Applied Life Sciences, and a director of Steris Corporation.

Betty Woods	Director since 1994

      Ms. Woods, 63, served as President and Chief Executive Officer of Premera Blue Cross, formerly Blue Cross of Washington and Alaska, one of that area’s largest health care contractors, and also served as Chief Executive Officer of PREMERA, holding company of Premera Blue Cross from 1992 until her retirement in

July 2000. She joined Premera Blue Cross in 1976. She serves on the Board of Directors of Pacific Northwest Bank, is on the Board of Trustees of Western Washington University, and is a founding member of the National Institute for Health Care Management.

      The Board of Directors recommends a vote “FOR” the above nominees. The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the director nominees listed above, unless authority to vote for one or more of such nominees is withheld in the proxy. The proxies cannot be voted for a greater number of persons than the number of nominees named. A plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election is required to elect directors.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Continuing Directors

      In addition to directors elected at this Annual Meeting, seven directors continue in office with terms expiring in 2003 and 2004. The following directors compose the remainder of the Board with terms expiring as shown:

• Term Expiring in 2003

      PETER B. DERVAN, PH.D., 56, has been a member of the faculty at the California Institute of Technology since 1973 where he is currently Bren Professor of Chemistry in the Division of Chemistry and Chemical Engineering. He serves on the Scientific Advisory Boards of Gilead Sciences, GeneSoft, and Fluidigm, and is a member of the Scientific Advisory Board of the Robert A. Welch Foundation. Dr. Dervan is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, and the Institute of Medicine (NAS). He is a director of GeneSoft. Dr. Dervan has been a director since 1997.

      GAVIN S. HERBERT, 69, is Chairman Emeritus and a current director of Allergan, Inc., a technology-driven global healthcare company providing eye care and specialty pharmaceutical products worldwide. Mr. Herbert, who helped found that company in 1950, had served as its Chairman from 1977 to 1995 and as its Chief Executive Officer from 1961 to 1991. He is Founder and Chairman of Regenesis Bioremediation Products, formed in 1994. He was President of SmithKline Beckman Corporation’s Eye and Skin Care Products Operations from 1981 to July 1989. Mr. Herbert is a life trustee of the University of Southern California, Chairman of Rogers Gardens, Vice Chair of the Beckman Foundation, and on the Board of Directors of Research to Prevent Blindness, the Richard Nixon Library and Birthplace Foundation, and Doheny Eye Institute. Mr. Herbert has been a director since 1988.

      C. RODERICK O’NEIL, 71, has been Chairman of O’Neil Associates, an investment management consulting firm, since 1987. He was a partner in Greenspan O’Neil Associates from 1984 to 1987 and Chairman of the Finance Committee of Travelers Companies from 1977 to 1984. Mr. O’Neil is a director of Cadre Institutional Investors Trust and Fort Dearborn Income Securities, Inc. and is a trustee of Memorial Drive Trust. He also holds leadership positions with various community and charitable organizations, such as Riverfront Recapture, Inc., Connecticut Trust for Historic Preservation, Bushnell Memorial Hall, and the Hartford Foundation for Public Giving, all of Hartford, Connecticut. Mr. O’Neil has been a director since 1994.

•	Term Expiring in 2004

      RONALD W. DOLLENS, 55, is President and Chief Executive Officer of Guidant Corporation, a global leader in the medical device industry. Guidant Corporation provides innovative, minimally invasive and cost-effective products and services for the treatment of cardiovascular and vascular disease. Prior to the formation of Guidant Corporation in December 1994, Mr. Dollens served as President of Eli Lilly and Company’s Medical Devices and Diagnostics Division. In 1985, Mr. Dollens was named Senior Vice President, Sales, Marketing, and Product Development for Advanced Cardiovascular Systems (ACS). In 1988, he became ACS’ President and Chief Executive Officer. Mr. Dollens serves on the Board and is former Chairman of the Advanced Medical Technology Association (AdvaMed), previously known as the Health Industry Manufacturers Association (HIMA), and is on the Boards of Alliance for Aging Research, Healthcare Leadership Council, Indiana Health Industry Forum and Kennetic Concepts, Inc. He also serves on the Boards of Butler University, Eiteljorg Museum, St. Vincent Hospital Foundation, and the Indiana State Symphony Society. He has been a director since 1999.

      CHARLES A. HAGGERTY, 60, is currently Chief Executive Officer of Le Conte Assoc., LLC, a consulting & investment company in Laguna Niguel, California. Previously, he was Chairman, President and Chief Executive Officer of Western Digital Corporation, a manufacturer of hard disk drives from 1993 until his retirement in 2000. Prior thereto, he served IBM Corporation in various positions for 28 years, holding the posts of Vice President of IBM’s Worldwide OEM Storage Marketing from 1991 to May 1992 and of Vice

President/ General Manager, Low-End Mass-Storage Products from 1989 to 1991. He is a member of the Board of Trustees of the University of St. Thomas, St. Paul, Minnesota. Mr. Haggerty also serves as a director of Pentair, Inc., Vixel Corporation, and Deluxe Corporation. He has been a director since 1996.

      WILLIAM N. KELLEY, M.D., 62, is Professor of Medicine and Professor of Biochemistry and Biophysics at the University of Pennsylvania School of Medicine. He served as Chief Executive Officer of the University of Pennsylvania Medical Center and Health System, Dean of the School of Medicine and Executive Vice President of the University from 1989 to 2000. He was the John G. Searle Professor and Chairman of the Department of Internal Medicine and Professor of Biological Chemistry at the University of Michigan in Ann Arbor from 1975 to 1989. He currently serves on the Board of Trustees of Emory University. He is a member of the Institute of Medicine of the National Academy of Sciences. He is a fellow of the American Academy of Arts and Sciences, a member of the Association of American Physicians and the American Philosophical Society, and a Master of the American College of Physicians. Dr. Kelley is a director of Merck & Co., Inc. and of Advanced Biosurfaces. He has been a director since 1994.

      RISA J. LAVIZZO-MOUREY, M.D., MBA, 47, is a Senior Vice President at the Robert Wood Johnson Foundation. She served as the Director of the Institute on Aging and Chief of the Division of Geriatric Medicine from 1994 to 2001 and the Sylvan Eisman Professor of Medicine and Health Care Systems at the University of Pennsylvania from 1997. She is also a member of the Institute of Medicine of the National Academy of Science. She has served on numerous federal advisory committees including the Task Force on Aging Research, the Office of Technology Assessment Panel on Preventive Services for Medicare Beneficiaries, the Institute of Medicine’s Panel on Disease and Disability Prevention Among Older Adults and the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry. Dr. Lavizzo-Mourey is a Director for Hanger Orthopedic Group and Ascension Health Care System. She has been a director since 2001.

Board and Committee Meetings

      For 2001, the average aggregate Board and committee meeting attendance for all current directors was approximately 91%, with each director attending at least 75% of all meetings of the Board and any committees on which he or she served. Board meetings totaled six and committee meetings totaled 17 during 2001. The Board’s Finance Committee held three meetings and its Audit Committee held four meetings prior to the formation of a combined Audit and Finance Committee, which then held two meetings in 2001. The Organization and Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held two meetings.

Board Committees

Committee Name/Current Members	Committee Function

Audit and Finance Committee	• Oversees financial and operational matters involving accounting, Corporate Finance, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics
Current Members:	• Oversees other financial, audit, and compliance functions as assigned by the Board
Mr. O’Neil (Chair)	• Reviews areas of potential significant financial risk to the Company
Mr. Dollens	• Monitors the independence and performance of the independent accounting firm
Mr. Haggerty Mr. Herbert Dr. Lavizzo-Mourey Ms. Woods	• Provides an avenue of communication among the independent auditors, management, the internal auditing services department, and the Board of Directors

Committee Name/Current Members	Committee Function

Organization and Compensation Committee	• Reviews and approves major Company organization structure, reviews performance of Company officers and establishes overall executive compensation policies and programs
Current Members: Dr. Kelley (Chair) Mr. Coble
• Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives for Company officers (no member of the committee may be a member of management or eligible for compensation other than as a director or consultant)

Dr. Dervan	• Reviews succession plans for Company officers
Mr. Dollens	• Reviews Board compensation and stock ownership matters
Mr. Honeycutt
Ms. Woods

Nominating and Corporate	• Develops criteria to determine the qualifications and appropriate tenure of directors
Governance Committee	• Reviews such qualifications and makes recommendations to the Board
Current Members:	regarding director nominees to fill vacancies
Mr. Coble (Chair) Dr. Dervan Mr. Haggerty
• Considers stockholder recommendations for Board nominees, which stockholders may submit by delivery to the Secretary of the Company at its headquarters in Fullerton, California, and it may take such action or no action with regard to any such recommendations as it considers appropriate

Mr. Honeycutt Dr. Kelley	• Periodically reviews stockholder enhancement provisions in the Company’s certificate of incorporation, by-laws and other corporate documents
Dr. Lavizzo-Mourey	• Considers social, ethical and environmental responsibility and matters of significance in areas related to corporate public affairs

AUDIT COMMITTEE REPORT(1)

      To improve committee processes and communications, the Board of Directors combined the Audit and Finance committees into a single committee during 2001. The Audit and Finance Committee of the Board is responsible for providing independent, objective oversight of the Company’s financial and operational matters involving Corporate Finance, accounting, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics. The Audit and Finance Committee is composed of six directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit and Finance Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

      Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Audit and Finance Committee met with management and the independent accountants to review and discuss the consolidated financial statements for the year ended

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

December 31, 2001. The Audit and Finance Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Finance Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit and Finance Committee discussed with the independent accountants that firm’s independence.

      Based upon the Audit and Finance Committee’s discussions with management and the independent accountants, and the Audit and Finance Committee’s review of the representations of management and the independent accountants, the Audit and Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. The Audit and Finance Committee also recommended to the Board of Directors, and the Board approved, the selection of the Company’s independent accountants.

THE AUDIT AND FINANCE COMMITTEE

C. Roderick O’Neil (Chair)
Ronald W. Dollens
Charles Haggerty
Gavin S. Herbert
Risa J. Lavizzo-Mourey, M.D.
Betty Woods

Compensation Committee Interlocks and Insider Participation

      No member of the Company’s Organization and Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Beckman Coulter and other entities involving Beckman Coulter executive officers and Beckman Coulter Board members who serve as executive officers of such other entities.

Board Compensation and Benefits

      Retainer and Fees. Non-employee directors receive retainers in quarterly increments based on an annualized rate of $22,000 a year. Directors also receive $1,000 for each Board and committee meeting attended. Chairpersons of standing Board committees receive an additional $500 per committee meeting. An additional business fee equal to $1,000 is paid for each day or significant portion of a day spent on Company business. Directors are not paid an additional business fee if receiving consulting fees from the Company. No directors currently receive consulting fees from the Company. Directors who are also employees of the Company, such as Mr. Wareham, receive no additional compensation for service on the Board.

      Since 1995, non-employee directors have had the opportunity to defer all or a portion of their fees under the Deferred Directors Fee Program until termination of their status as directors. Since 1998, the program has allowed an additional deferred premium of up to 30% of the deferred compensation amount depending on the percentage of deferral above 40% and up to 100% of annual compensation. All amounts are treated as having been invested in the Company’s Common Stock and thus are valued according to fluctuations in the market price of the Common Stock. Distributions will be made in cash only. Note 3 to the table under “Security Ownership of Certain Beneficial Owners and Management — By Directors and Executive Officers” below includes the aggregate economic equivalent number of shares of the Company’s Common Stock as of December 31, 2001 for each current director who has elected to participate in this plan since its inception.

      Options, Restricted Stock, and Matching Gift Program. Members of the Board who have not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receive a non-qualified option to purchase 5,000 (split adjusted) shares of the Company’s Common Stock on the date of each annual meeting of stockholders, pursuant to the Company’s 1998 Incentive Compensation Plan. The option price for each option granted is the fair market value on the date of grant. Options are generally exercisable six months from the date of grant (subject to the individual serving as director for the duration of that period) and expire ten years after the date of grant (subject to earlier termination if the director ceases to serve as a director).

      The amount of shares pursuant to outstanding options under this plan which are exercisable or which will become exercisable within 60 days and restricted shares for which restrictions have not yet lapsed are listed in notes 1 and 2 to the table shown under “Security Ownership of Certain Beneficial Owners and Management — By Directors and Executive Officers” below.

      Non-employee directors may also participate in the Company’s Matching Gifts Program available generally to employees of the Company. Under this program, the Company will match gifts to qualifying tax-exempt educational institutions up to $5,000 annually.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Directors and Executive Officers

      The following table sets forth the amount of shares of the Company’s Common Stock beneficially owned (as of February 14, 2002, unless otherwise indicated) by current directors of the Company and the named executive officers reported in the “Executive Compensation — Summary Compensation Table” below, and all directors and executive officers as a group. Percentage of ownership is calculated using the number of outstanding shares as of February 4, 2002, the Record Date, plus the number of shares the individual or group had the right to acquire within 60 days as indicated in note 1 following the table.

	Beckman Coulter	Percentage
	Common	of
Beneficial Owner	Stock(1)(2)(3)	Ownership

Directors:
J. P. Wareham	856,089	1.37%
H. K. Coble	24,620	*
P. B. Dervan	22,820	*
R. W. Dollens	16,829	*
C. A. Haggerty	24,619	*
G. S. Herbert	70,825	*
V. B. Honeycutt	18,412	*
W. N. Kelley	27,620	*
R. J. Lavizzo-Mourey	5,400	*
C. R. O’Neil	35,819	*
B. Woods	27,616	*
Other Named Executive Officers:
A. Ziegler	234,348	*
E. Vivanco	143,030	*
A. Khalifa	68,207	*
G. Bers	6,556	*
All Directors and Officers as a group (18 persons)	1,929,954	3.14%

*	Less than 1% of outstanding shares.

(1)	Includes shares which directors and executive officers have, or will have within 60 days, the current right to acquire upon exercise of options under the Company’s Stock Option Plan for Non-Employee Directors and the Company’s Incentive Compensation Plans for employees, and upon termination under the Company’s Option Gain Deferral Program, as applicable: Mr. O’Neil and Dr. Kelley, 26,000 shares each; Messrs. Coble and Haggerty, 22,000 shares each; Dr. Dervan, 20,000 shares; Messrs. Herbert and Honeycutt, 18,000 shares each; Ms. Woods, 15,000 shares; Mr. Dollens, 14,626 shares; Dr. Lavizzo-Mourey, 5,400 shares; Mr. Wareham, 794,787 shares; Mr. Ziegler, 207,967 shares; Mr. Vivanco, 132,000 shares; Mr. Khalifa, 56,666 shares; Mr. Bers, 6,250 shares; and all directors and executive officers as a group, 1,575,942 shares.

(2)	Includes shares held in trust for the benefit of the named executive officers and employee directors under the Company’s Savings Plan, as of December 31, 2001, as follows: Mr. Wareham, 4,045 shares; Mr. Ziegler, 2,741 shares; Mr. Vivanco, 2,461 shares; Mr. Khalifa, 1,357 shares; Mr. Bers, 306 shares; and all executive officers as a group, 39,623 shares. Includes shares of restricted stock for which restrictions will lapse on April 8, 2002: Messrs. Coble, Haggerty, Herbert, Honeycutt, and O’Neil, Ms. Woods, and Drs. Dervan and Kelley, 67 shares each; and Mr. Dollens, 34 shares. Includes shares of the Company’s Common Stock held as trustee, co-trustee, in spouse’s name, in managed accounts or as custodian for children as follows: Mr. Coble, 2,000 shares; Mr. Herbert, 44,223 shares; Mr. Khalifa, 6,000 shares; and other executive officers, 474 shares.

(3)	In addition to the foregoing beneficial ownership amounts, the directors shown below have elected to treat their cash compensation from annual retainers and fees as though it has been invested in the Company’s Common Stock under the Deferred Directors Fee Program (see “Board Compensation and Benefits” above). The officers shown below have elected to participate in the Company’s Executive Deferred Compensation Plan and/or the Executive Restoration Plan and to have a portion of their salaries and annual bonuses and related Company matching and premium contributions under such plans treated as if invested in the Company’s Common Stock. The officers shown below may also be participating in the Company’s Stock Option Gain Deferral Program, under which they receive stock units. As of December 31, 2001, such amounts constitute the economic equivalent of Common Stock as follows:

Economic Equivalent
Number of Shares

H. K. Coble	9,910
P. B. Dervan	8,216
R. W. Dollens	3,831
C. A. Haggerty	10,051
V. B. Honeycutt	6,292
W. N. Kelley	11,381
R. Lavizzo-Mourey	1,056
C. R. O’Neil	8,332
J. P. Wareham	101,253
A. Ziegler	13,122
E. Vivanco	5,401
A. Khalifa	4,224
G. Bers	47

By Others

      Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company’s issued and outstanding Common Stock. The table shows information reported to the Company as of February 14, 2002, with percentage of ownership calculated using the number of outstanding shares for voting purposes on the Record Date.

	Shares of Common Stock		Percent
Name of Beneficial Owners	Beneficially Owned		of Class

Merrill Lynch & Co., Inc.	3,437,813	(1)	5.60%
4 World Financial Center New York, New York 10080
Wellington Management Company, LLP	8,265,546	(2)	13.46%
75 State Street Boston, Massachusetts 02109

(1)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2002 by the named beneficial owner on behalf of Merrill Lynch Investment Managers and related entities reporting shared dispositive and voting powers as to all shares shown.

(2)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2002 by the named beneficial owner reporting shared dispositive power as to all shares shown (13.46 % of outstanding shares) and shared voting power as to 5,053,776 of such shares (8.23% of outstanding shares).

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the Securities and Exchange Commission and the New York Stock

Exchange initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to holdings and transactions in Common Stock. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates during 2001. To the Company’s knowledge, all of these requirements were satisfied.

EXECUTIVE COMPENSATION

      The following table sets forth information for the last three fiscal years, as to the Chief Executive Officer and the four highest paid officers (“named individuals”) of the Company in 2001:

SUMMARY COMPENSATION TABLE

					Long Term Compensation

					Awards	Payouts
		Annual Compensation
					Securities
				Other	Underlying
				Annual	Options/	LTIP	All Other
		Salary(2)	Bonus(3)	Compensation	SARs(5)	Payouts	Compensation
Principal Position(1)	Year	($)	($)	(4)($)	(#)	(6)($)	(7)(8)($)

John P. Wareham	2001	724,383	581,110	—	150,000	—	48,781
Chairman, President &	2000	680,633	667,450	—	135,000	—	77,937
Chief Executive Officer	1999	645,629	486,100	—	200,000	239,250	41,430

Albert R. Ziegler	2001	315,569	156,800	—	40,000	—	17,737
President, Clinical	2000	299,441	191,200	—	40,000	—	15,666
Diagnostics Division	1999	263,423	143,400	—	38,000	108,750	13,353

Edgar E. Vivanco	2001	273,146	130,500	—	40,000	—	31,456
President, Specialty	2000	249,000	162,200	—	44,000	—	19,528
Testing Division	1999	228,091	123,100	—	50,000	76,125	11,609

Amin I. Khalifa	2001	285,625	114,600	—	40,000	—	50,962
Vice President, Finance and	2000	265,338	167,200	—	40,000	—	5,950
Chief Financial Officer	1999	151,669	63,300	—	40,000	—	3,340

George E. Bers	2001	218,769	153,609	77,796	25,000	—	5,269
President, Life Science	2000	—	—	—	—	—	—
Research Division	1999	—	—	—	—	—	—

(1)	Mr. Bers joined the Company in March 2001.

(2)	Amounts include salary reductions under the Company’s Flexible Benefits Plan and compensation deferred under the Savings Plan, pursuant, respectively, to Sections 125 and 401(k) of the Internal Revenue Code of 1986, as amended, and salary and/or bonus amounts deferred, if any, in 2001 under the Company’s Executive Deferred Compensation and Restoration Plans (see notes 7 and 8 below for a description of these plans).

(3)	Amounts include deferrals, if any, under the Company’s Savings Plan, Executive Deferred Compensation Plan and Restoration Plan. Amounts were contingent upon the attainment of certain organizational and individual goals prescribed by the Board’s Organization and Compensation Committee. The amount shown for Mr. Bers also includes a hiring bonus that he is obligated to repay if he terminates employment within a certain time period.

(4)	The aggregate amount of other annual compensation for each named individual did not equal or exceed the threshold for reporting herein (i.e., the lesser of either $50,000 or 10% of the total of such individual’s annual salary and bonus), except as shown for Mr. Bers. The amount shown for Mr. Bers includes $53,751 for new hire matters, temporary living and relocation premiums and tax gross-ups relating thereto.

(5)	No Stock Appreciation Rights (SARs) have been granted to the named individuals and none are outstanding. These are non-qualified options for shares of the Company’s Common Stock (split adjusted).

(6)	In 1997, the Company’s Performance Vesting Stock Program for selected key executives which provided contingent grants of restricted stock, with vesting of shares conditioned on the attainment of an average targeted market price of $50 per share (pre-split) for a thirty-day calendar period over a specified period not to exceed three years. The targeted market price was achieved in 1998 and shares vested as to 50% of the grant amount with the remaining 50% vesting in 1999. The amounts shown for the three individuals in 1999 are based on the market price on the date the restrictions lapsed.

(7)	Amounts include Company matching contributions to the Company’s Savings Plan (a defined contribution plan) wherein eligible employees of the Company and certain subsidiaries may invest in various funds generally up to 15% of their compensation through payroll deductions. The Company makes contributions to the plan equal to 50% or 70%, depending upon investment of Company matching contributions, of up to the first 5% of each employee’s contribution (subject to certain limitations). Savings Plan matching contributions for 2001 were as follows: Messrs. Wareham, Ziegler, Vivanco, and Khalifa, $5,950 each, and Mr. Bers, $3,275.

(8)	Amounts also include the value of stock units (i.e., non-voting units of measurement deemed for bookkeeping purposes to be equivalent to one share of the Company’s Common Stock) contributed under the Company’s Executive Deferred Compensation and Restoration Plans as determined based on the individual deferral elections under each plan. The aggregate values (based on the market value of a share of the Company’s Common Stock on each date that contributions were credited) are as follows: Mr. Wareham, $42,831; Mr. Ziegler, $11,787; Mr. Vivanco, $25,506; Mr. Khalifa, $45,012; and Mr. Bers, $1,994. Under the Deferred Compensation Plan, participants may defer salary and/or bonus, up to certain limits annually, into bookkeeping accounts in the form of cash, stock units, or a combination of both. The Company contribution made in stock units is deemed to have an aggregate value equal to 3.5% of the salary and bonus deferred. The Company credits additional stock units (up to 30%) if the participant defers 35% or more of his or her bonus in the form of stock units. Under the Restoration Plan, deferrals which exceed Savings Plan allowable maximums (as limited by tax rules applicable to the Savings Plan) are credited to a bookkeeping account and Company matching contributions that could not be allocated under the Savings Plan are credited in the form of stock units. Payments under both of these deferral plans are made in cash, generally after termination or retirement. Under the Option Gain Deferral Program, participants are allowed to defer compensation that would otherwise have been realized on exercise of stock options. The executive receives stock units, the number of which is determined by dividing the price of the Common Stock on the date of exercise into the amount by which the option was “in the money,” payable solely in Common Stock following a specified date in the future. For this program, the value of dividend equivalent contributions on stock units is shown. Dividend equivalents on stock units are credited in the form of stock units as dividends are paid to stockholders in general.

Fiscal Year Option Grants

      The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended December 31, 2001:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise or		Grant Date
	Options/SARs	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)(1)	Fiscal Year	($/Sh)	Date	($)(2)(3)

J. Wareham	150,000	9.67%	38.625	1/04/2011	2,133,000

A. Ziegler	40,000	2.58%	38.625	1/04/2011	577,200

E. Vivanco	40,000	2.58%	38.625	1/04/2011	577,200

A. Khalifa	40,000	2.58%	38.625	1/04/2011	577,200

G. Bers	25,000	1.61%	38.645	3/15/2011	345,750

(1)	No free-standing or tandem Stock Appreciation Rights (SARs) were granted to the named individuals in 2001. Non-qualified stock options were granted in 2001 pursuant to the Company’s 1998 Incentive Compensation Plan at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of already owned shares, subject to certain conditions. The number of options exercisable increases in 25% increments, and for Mr. Wareham’s grant in 20% increments, after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, disability, or retirement occurring after six months from the date of grant or in the event of a change of control. The options have a term of ten years, subject to sooner expiration in the event of termination of employment. Subject to plan limits, outstanding options may be adjusted in the event of certain changes affecting Company stock.

(2)	Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

	1/04/02	3/15/02
	grant	grant

Option and market price (fair market value on grant date)	$38.625	$38.645
Term of option	10 years	10 years
Risk free rate of return	5.75%	5.07%
Dividend yield	1.31%	1.31%
Volatility	25.12%	25.12%

Adjustments of 3% for each year of the four-year and five-year vesting periods were made to address the risk of forfeiture due to termination.

(3)	Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations that may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Company’s Common Stock, stockholder return, or performance of the Company.

Option Exercises and Year-End Option Values

      No free-standing or tandem Stock Appreciation Rights (SARs) have been granted to the named individuals. The table below shows the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/ SAR VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares	Value	At FY-end(#)(2)		At FY-end($)(3)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

J. Wareham	50,000	1,425,750	613,000	378,000	15,451,978	4,996,644

A. Ziegler	16,000	583,872	208,000	70,000	5,134,207	796,625

A. Khalifa	—	—	36,666	83,334	690,361	1,046,887

E. Vivanco	21,000	542,803	123,000	73,000	2,551,832	853,588

G. Bers	—	—	0	25,000	0	141,375

(1)	Represents the difference between the exercise price and the fair market value determined on the date of exercise.

(2)	All options granted have a term of ten years, subject to earlier termination. Options generally have become or will be exercisable over periods of three or four years from dates of grant, with the exception of Mr. Wareham’s 1999, 2000 and 2001 grants which become exercisable over periods of five years, and a 1994 grant of options which vested under a performance vesting feature. Options may become exercisable sooner in the event of death, disability, retirement or change in control as defined in the Company’s 1990 and 1998 Incentive Compensation Plans.

(3)	Values were calculated by multiplying the closing market price of the Company’s Common Stock at December 31, 2001 ($44.30 per share) by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

Termination of Employment and Change in Control Arrangements

      Under the Company’s Executive Retention Incentive Program, the Company has entered into agreements with certain executives officers by which it agreed to make advances against compensation for interest due quarterly on certain five-year loans obtained through, and fully funded by, an outside lender. The advances apply to compensation to be earned upon satisfying certain service and other contingencies. Advances against compensation to be earned upon meeting the contingencies have been made through 2001 as follows: Mr. Wareham, $17,485; Mr. Ziegler, $34,940; Mr. Vivanco, $34,319; and Mr. Khalifa, $34,561. Interest advances are made only during the period of employment and may be suspended during the time certain contingencies are not met. Each executive participating in the program has provided the Company with a recourse promissory note for the amounts advanced in the event the executive terminates employment for reasons other than cause, retirement, death, or disability.

      All of the named individuals have entered into agreements with the Company that are effective if, within two years after the occurrence of a change in control of the Company (as defined in the agreements), any of these individuals is terminated without cause or has a material change to compensation or responsibilities. Mr. Wareham’s agreement provides for up to five times his annual compensation as specified in the agreement decreasing over time to no less than three times such compensation with limited continuance of certain Company benefits as well as excise tax gross up provisions and separate provisions in the event of disability.

Under the agreements with other senior management, the Company will pay up to two times and, in some limited cases, up to three times the individual’s annual compensation as specified in the agreements, as well as a limited continuance of certain Company benefits.

Defined Benefit Pension Plans

      The Company’s defined benefit qualified plan and non-qualified supplemental pension plan provide pension benefits to employees, including officers of the Company, based upon the average of the highest 60 consecutive months of eligible compensation and years of eligible service. Eligible compensation includes basic salary and bonuses paid during the year, including cash-based long-term incentive plan payouts. Benefit amounts are offset by amounts from any other similar Company or subsidiary sponsored plan, if applicable. If an employee elects a form of payment providing a benefit for his or her beneficiary, the benefit amount for the employee is reduced.

      Normal retirement age generally is 65, but employees may continue employment beyond age 65 and earn additional retirement benefits. Credited years of eligible service at normal retirement for the named executive officers would be as follows: Mr. Wareham, 38 years; Mr. Ziegler, 30 years; Mr. Vivanco, 36 years; Mr. Khalifa, 19 years; and Mr. Bers, 14 years. The Company entered into agreement with Mr. Ziegler under the non-qualified supplemental pension plan. The agreement with Mr. Ziegler provides a benefit from the non-qualified plan equal to the amount (with offsets for a certain Swiss retirement plan benefit and adjustments for differentials in Swiss and United States social security systems) he would have received if all service with SmithKline and SmithKline Beckman, the Company’s former parent, had been included in the Company’s qualified plan benefit.

      The following table illustrates the annual pension benefits payable from the qualified and non-qualified plans, before any offsets, calculated as a single life annuity, payable at normal retirement.

PENSION PLAN TABLE

	Years of Service

Remuneration*	15	20	25	30	35	40

$ 300,000	79,812	106,416	133,020	159,624	186,228	212,832

350,000	94,812	126,416	158,020	189,624	221,228	252,832

400,000	109,812	146,416	183,020	219,624	256,228	292,832

450,000	124,812	166,416	208,020	249,624	291,228	332,832

500,000	139,812	186,416	233,020	279,624	326,228	372,832

700,000	199,812	266,416	333,020	399,624	466,228	532,832

900,000	259,812	346,416	433,020	519,624	606,228	692,832

1,000,000	289,812	386,416	483,020	579,624	676,228	772,832

1,100,000	319,812	426,416	533,020	639,624	746,228	852,832

1,200,000	349,812	466,416	583,020	699,624	816,228	932,832

*	The annual average of the highest sixty consecutive months of eligible compensation.

ORGANIZATION AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION(1)

      The Organization and Compensation Committee is composed of non-employee, independent members of the Board of Directors. Principal responsibilities include the establishment of the Company’s executive compensation philosophy, approval and administration of compensation programs, and other matters relating to the employment and succession of executive officers and senior management. From time to time, the Committee uses the advisory services of independent compensation and benefits consultants in meeting its responsibilities.

Compensation Philosophy

      The objectives of the Company’s executive compensation program are to provide total compensation that will attract and retain executive and management talent; to motivate and focus each executive toward the achievement of the Company’s strategic business plan and short and long-term financial and operating goals which in turn will maximize total shareholder value; and recognize individual contributions and results as well as Company performance. The Company’s compensation philosophy is to drive results by maintaining a substantial portion of total pay as “at risk compensation” in the form of annual and long-term incentives. Total direct compensation, comprised of base pay, annual and long-term incentive opportunity, is leveraged to achieve the top quartile of competitive pay for top quartile results regarding the Company’s performance and contribution to shareholder value, and will deliver total direct compensation at the median for industry average performance.

      The Committee reviews annually each element of total direct compensation for consistency and alignment with the Company’s compensation philosophy:

•	Base pay competitive targets for each position are established based on the level of responsibility, value of the position to the Company, and the competitive marketplace. The actual base pay, in relation to the competitive target, for each position reflects the executive’s skill, experience and performance. Executive base pay is reviewed annually and base pay increases may be awarded based on an evaluation of these factors. The Company targets base pay at the median of general industry competitive practice.

•	Annual incentive compensation is directly tied to key financial and non-financial metrics such as profitability, growth, debt management, and achievement of strategic goals that relate to both short and long-term Company performance to enhance shareholder value. In order for an incentive award to be paid to any executive, the Company has an earnings per share measure that must be achieved. The Committee believes that when the Company achieves above average performance against its industry comparator group, the annual incentive award should reflect that performance by providing awards above the median of general industry competitive practice. In 2001, performance levels were established for net earnings, sales growth, debt to EBITDA, and individual goals. Incentive payments reflecting actual plan results were made to executive officers and other plan participants.

•	Long-term incentives are intended to closely align shareholder and executive interests through the achievement of the Company’s strategic business plan. Long-term incentives are granted in the form of stock options, restricted stock and other performance-based compensation under the 1998 Incentive Compensation Plan, and its predecessor, the Incentive Compensation Plan of 1990. Under these plans, the Committee may award long-term cash incentives and stock options which have terms not to exceed ten years and are granted at no less than the fair market value of Beckman Coulter common stock on the date of grant. The Committee generally targets its long- term incentive awards between the median

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

and 60th percentile of the general industry competitive market, with the incentive leverage to reach the top quartile range for top quartile performance.

      To further align management and shareholder interests, the Company maintains stock ownership guidelines for all Vice Presidents and executive officers to acquire and retain stock ownership levels in Company common stock at least one times annual base pay. The multiple for Chief Executive Officer is at least four times base pay. Stock ownership guidelines are to be achieved within five years of appointment to Vice President or above status. All Company Vice Presidents have either met guidelines or are within the five-year timeframe to reach their appropriate level.

      In 2001, the Committee completed a comprehensive review of the current total compensation programs to ensure their design supports the Company’s stated compensation philosophy. In reviewing alternatives to reinforce its commitment to reward a group of senior management with top quartile total compensation for generating top quartile shareholder returns, the Committee set aside approximately 1,170,000 shares under the Company’s 1998 Incentive Compensation Plan for future special non-qualified stock option grants to be made at its discretion if an average share price target of $53 is achieved over a period of at least 30 trading days and within certain time limits. Any stock option that may be granted following this period would be granted at fair market value on the date of grant. The Committee has full discretion to adjust share price and other targets and to determine the individuals and number of options that may be awarded under the set-aside amount.

Competitive Assessment

      The Committee conducts an annual review of the Company’s executive total compensation program under the guidance of its independent executive compensation consultants. This process assesses the competitiveness of the Company’s total program and its key elements compared with a comparator group used for compensation purposes. This group consists of a broad range of general industry companies, a large number of which the Company competes for executive talent. A number, but not all, of these companies are included in the line of business index shown on the performance graph. Comparative data is unavailable for many of the Company’s direct competitors that are, generally, either privately held foreign corporations or divisions of substantially larger corporations. Competitive compensation targets were derived using a single-regression analysis to normalize compensation values for benchmark executive positions based on the magnitude of company sales as compared to other surveyed companies.

Compensation of the Chief Executive Officer

      The compensation of the Chief Executive Officer of the Company consists of the same key elements of total direct compensation as other senior executives. John P. Wareham, Chairman of the Board, Chief Executive Officer and President, received a base pay increase in February 2001 based on the Committee’s evaluation of his performance in relation to the achievement of the Company’s financial and non-financial goals and competitive chief executive officer compensation data. Mr. Wareham’s base pay was increased to $730,000.

      Annual incentive awards for the Chief Executive Officer are based on achievement of annual financial as well as strategic and individual performance goals. In 2001, financial goals continued to focus upon earnings strength and growth initiatives. In February 2001, the Committee approved financial goals and targeted incentive award opportunities based upon level of achievement of pre-determined performance targets for net earnings, sales growth, and debt to EBITDA. The incentive awards for achievement of financial goals was made in accordance with the pre-authorized plan formulas. With the addition of the Committee’s evaluation of individual performance against pre-established goals, Mr. Wareham’s total incentive award for 2001 was $581,110. The 2001 annual incentive payment reflects the Committee’s evaluation of Mr. Wareham’s individual performance measures established by the Committee, and the respective achievement level of Company financial metrics.

      For 2001, Mr. Wareham received an annual long-term incentive grant at the 50th percentile of competitive market data. Mr. Wareham’s grant was a non-qualified stock option and was granted at fair market value.

Organization and Compensation Committee

William N. Kelley, M.D., Chair
Hugh K. Coble
Peter B. Dervan, Ph.D.
Ronald W. Dollens
Van B. Honeycutt
Betty Woods

PERFORMANCE GRAPH(1)

      The line graph below compares the cumulative total stockholder return on Beckman Coulter’s Common Stock (based on its market price and assuming reinvestment of dividends) with the S&P 500 Composite Index and the S&P 500 Health Care (Medical Products and Supplies) Index for the last five fiscal years.

      Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company’s forecast of future financial performance.

Comparison of Five-Year Cumulative Return*

	12/96	12/97	12/98	12/99	12/00	12/01

Beckman Coulter	100	106	145	138	230	245
S&P 500 Index	100	133	171	208	189	166
S&P Health Care (Med Pds & Supp) — 500	100	125	180	166	240	228

*	Assumes $100 invested on December 31, 1996.

INDEPENDENT PUBLIC ACCOUNTANTS

      The Board has appointed the Audit and Finance Committee, whose members and functions are described under “Additional Information about the Board of Directors — Committees of the Board” above and whose charter is attached as Appendix A. Upon recommendation of the Audit and Finance Committee, the Board has appointed the firm of KPMG LLP as the Company’s independent accountants for the current year. KPMG LLP has served as auditor of the Company since it was selected in March 1990 to serve as the Company’s independent accountant for the year ended December 31, 1990.

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

      The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding audit related	$1,244,000

All other fees:
Audit related fees(1)	$530,000
Other non-audit services(2)	946,000

Total all other fees	$1,476,000

(1)	Audit related fees consisted principally of review of registration statements and issuances of consents, issuances of letters to underwriters, audits of statutory financial statements and internal control reviews.

(2)	Other non-audit fees consisted of tax compliance and tax consulting services.

      KPMG LLP performed no services and no fees were incurred or paid relating to financial information systems design and implementation. The Audit and Finance Committee has considered whether the independent auditors provision of other non-audit services to the Company is compatible with the auditor’s independence.

ANNUAL REPORT

      A copy of the 2001 Annual Report to stockholders on Form 10-K which includes the financial statements, but excludes Form 10-K exhibits, is being mailed to each stockholder of record as of February 4, 2002, together with the proxy materials.

DEADLINE FOR STOCKHOLDER PROPOSALS

      Any proposal of an eligible stockholder intended to be presented at the Company’s 2003 annual meeting must be received in writing by the Secretary of the Company on or before November 1, 2002, if the proposal is to be considered by the Board for inclusion in the Company’s proxy materials for that meeting.

OTHER BUSINESS

Presented By Management

      The Board does not intend to present any business at the Annual Meeting other than as stated above. As of the date of this Proxy Statement, neither the Board nor Management knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitute with respect to such matters.

Presented By Stockholders

      The Company’s By-Laws contain certain advance notice procedures which stockholders must follow to submit proposals for consideration at future stockholder meetings, including also the nomination of persons for election as director. Such items of business must be submitted in writing to the Secretary of the Company at the Company’s headquarters (address shown on Page 1 of this Proxy Statement) and must be received no later than 60 days prior to the scheduled annual meeting date. Thus, unless the Company discloses a change in the scheduling of the next annual meeting, April 3, 2003, stockholder proposals for consideration at that meeting must be received by the Secretary of the Company by February 2, 2003. If the scheduled meeting date is changed and the Company does not provide at least 70 days’ advance notice or public disclosure of the change, then stockholders have until the close of business on the 10th day after the date the Company gave notice or publicly disclosed the changed date of the annual meeting in which to submit proposals. In addition, the notice must meet all requirements contained in our By-Laws. Stockholders may contact the Secretary of the Company at our company headquarters for a copy of the relevant By-Law provisions regarding requirements for making stockholder proposals and nominating director candidates.

By Order of the Board of Directors

William H. May
Vice President, General Counsel and Secretary

March 1, 2002

APPENDIX A

CHARTER OF THE AUDIT AND FINANCE COMMITTEE

OF THE BOARD OF DIRECTORS(1)

I.  Committee Purpose

      The Audit and Finance Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit and Finance Committee’s primary duties and responsibilities are to:

•	Oversee financial and operational matters involving accounting, Corporate Finance, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics.

•	Oversee other financial, audit, and compliance functions as assigned by the Board of Directors.

•	Review areas of potential significant financial risk to the Company.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing services department, and the Board of Directors.

      The Audit and Finance Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit and Finance Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit and Finance Committee Composition and Meetings

      Audit and Finance Committee members shall meet the requirements of the New York Stock Exchange. The Audit and Finance Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

      Audit and Finance Committee members shall be appointed by the Board on recommendation of the Nominating and Corporate Governance Committee. If an Audit and Finance Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit and Finance Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session periodically with management; the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believes should be discussed.

(1)	This Appendix is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

III.  Audit and Finance Committee Responsibilities and Duties

     Financial Reporting

      1. Review the Company’s annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

      2. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

      3. Determine that the interim quarterly financial statements are reviewed by the independent auditors prior to external release of the financial statements. If financial management or the independent auditors identify significant special matters, they will review this information with the Audit and Finance Committee prior to external release of the financial statements. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

     Independent Auditors

      4. The independent auditors are ultimately accountable to the Audit and Finance Committee and the Board of Directors. The Audit and Finance Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      5. Approve the fees and other significant compensation to be paid to the independent auditors.

      6. Annually review and discuss with the independent auditors any significant relationships they have with the Company that could impair the auditors’ independence.

      7. Review the independent auditors audit annual plan/engagement letter — discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

      8. Review, when applicable, the independent auditor’s significant process improvement recommendations to management.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit and finance committees in accordance with AICPA SAS 61.

      10. Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

      11. Review, if applicable, significant engagements with independent audit firms other than the primary firm.

      12. Review, if applicable, second financial statement opinions requested by management from other audit firms.

     Internal Audit Department and Legal Compliance

      13. Review and approve updates to Internal Audit Services charter.

      14. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit Services department, including those related to IT (Information Technology) procedures and controls.

      15. Review the appointment, performance and replacement of the Senior Internal Audit executive.

      16. Review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

      17. Review the Company’s evaluation of its system of internal control.

     General Responsibilities

      18. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      19. Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

      20. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

      21. Review management’s monitoring of the Company’s compliance programs (including business ethics.)

      22. Review policies and procedures as well as audit results associated with director and officer expense accounts and perquisites. Review director and officer related party transactions and potential conflicts of interest.

      23. Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and By-laws, governing law, and the Company’s Guidelines for Board Approval as the Committee or the Board deems necessary or appropriate.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

BECKMAN COULTER, INC.
PROXY/VOTING INSTRUCTION CARD

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
Beckman Coulter, Inc. Headquarters, Fullerton, California
Thursday, April 4, 2002, 10:00 A.M.

     The undersigned hereby authorizes and appoints Charles A. Haggerty and Peter B. Dervan and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated on the reverse side hereof and in their discretion on all matters as may come before the 2002 Annual Meeting of Stockholders or any adjournments or postponements thereof.

Nominees for Director for Term Expiring in 2005:
01. Hugh K. Coble, 02. Van B. Honeycutt, 03. John P. Wareham, 04. Betty Woods

     This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares. if any, held under the Company’s Dividend Reinvestment Plan and in Equiserve book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company’s Savings Plan.

You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE). You need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation, in which case you need only sign, date and return the card. If you submit your proxy by telephone or via the Internet, you need not return the card.

SEE REVERSE SIDE

— FOLD AND DETACH HERE —

BECKMAN COULTER, INC. Corporate Headquarters 4300 N. Harbor Boulevard Fullerton, CA 92835 (714) 871-4848 • (562) 691-0841

Parking will be available at the corner of Harbor Blvd. and Lambert Road. To enter the parking area continue north on Harbor Blvd., turn right on Lambert Road and then immediately turn right into first parking entrance.

	[X]	Please mark your votes as in this example.			9830

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If properly executed, but no direction is given, this Proxy will be voted FOR Proposal 1.

The Board of Directors recommends a vote FOR Proposal 1.

		FOR	WITHHELD
1.	Election of Directors (see reverse)	[ ]	[ ]

For, except vote withheld from the following nominee(s)

Please check this box if you plan to attend the Annual Meeting. [ ]

The signer hereby revokes all instructions heretofore given by the signer to vote at said meeting or any adjournment thereof.

NOTE: Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

				SIGNATURE(S)	DATE

— FOLD AND DETACH HERE —

Dear Stockholder:

You may submit your proxy in one of these ways:

•	Accessing the World Wide Web site http://www.eproxyvote.com/bec to submit your instructions via the Internet, or

•	Using a touch-tone telephone to submit your instructions by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions, or

•	Completing, dating, signing and mailing the proxy card in the U.S. postage-paid envelope included with the proxy statement or sending it to Beckman Coulter, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-8911.

You can submit your proxy by mail or phone or via the Internet anytime prior to April 4, 2002 (see following paragraph for deadline to instruct the Trustee for the Savings Plan). You will need the voter Control Number printed above to vote by phone or via the Internet. You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the phone or Internet method.

If shares are held on your behalf under the Beckman Coulter, Inc. Savings Plan, the proxy serves to provide instructions to the plan trustee who then votes the shares. Instructions must be received by April 1, 2002 to be included in the tabulation for the trustee’s vote. If no instructions are received, your shares will not be voted.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive because each represents separate shares. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide your instruction or grant a proxy, each card will have a separate voter control number and must be voted separately.

TRUSTEE VOTING INSTRUCTION CARD
BECKMAN COULTER, INC. (“BECKMAN COULTER”) BENEFIT EQUITY TRUST

     The Board of Directors of Beckman Coulter has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders. April 4, 2002, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown on the reverse side hereof. The nominees for Director for the term expiring in 2005 are:

01. Hugh K. Coble, 02. Van B. Honeycutt, 03. John P. Wareham, 04. Betty Woods

     This card constitutes voting instructions to the Trustee only. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need only sign, date and return the card without marking any box, if you wish to instruct the Trustee to vote in accordance with the Board of Directors’ recommendation. If you provide your instructions by telephone or via the Internet you do not need to return this card.

SEE REVERSE SIDE

— FOLD AND DETACH HERE —

ATTENTION

TRUSTEE VOTING INSTRUCTION INFORMATION
BENEFIT EQUITY TRUST

Please provide your instructions to the Trustee promptly. All instructions must be received by April 1, 2002 to be included in the tabulation for the Trustee’s vote.

The Benefit Equity Trust was established to assist Beckman Coulter, Inc. in meeting its stock-based obligations. You do not have any interests, entitlements, claims, ownership or beneficial ownership in any stock or other assets of the Beckman Coulter, Inc. Benefit Equity Trust. However, pursuant to the terms of the trust, we as trustee hereby request your assistance as a recent participant in the Beckman Coulter, Inc. Employees’ Stock Purchase Plan by directing the vote of the Trust’s holdings of Beckman Coulter Common Stock.

We encourage you to provide us with your direction by completing and returning the above Trustee Voting Instruction Card or by telephone or via the Internet. Please see the reverse side of this card for more information on these three ways to submit your instructions. If you do so by telephone or via the Internet, you do not need to return the instruction card.

All Beckman Coulter Common Stock shares held in the trust will be voted by Mellon Bank, N.A., as trustee, and the vote will be in the same proportions as the number of instructions received by us. Accordingly, we are looking forward to your assistance in providing us with your voting preferences.

MELLON BANK, N.A., TRUSTEE Beckman Coulter, Inc. Benefit Equity Trust

March 2002

	[X]	Please mark your votes as in this example.			7785

The Instruction Card must be properly executed in order for shares to be voted in the manner directed herein by the undersigned. If properly executed, but no direction is given, it will be counted as a vote FOR Proposal 1.

The Board of Directors recommends a vote FOR Proposal 1.

		FOR	WITHHELD
1.	Election of Directors (see reverse)	[ ]	[ ]

For, except vote withheld from the following nominee(s)

				NOTE:	Please date and sign your name exactly as it appears hereon.

				SIGNATURE	DATE

— FOLD AND DETACH HERE —

YOUR INSTRUCTIONS ARE IMPORTANT.

Please consider the proposals discussed in the proxy statement and instruct the Trustee by:

•	Accessing the World Wide Web site http://www.eproxyvote.com/bec to submit your instructions via the Internet, or

•	Using a touch-tone telephone to submit your instructions by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions, or

•	Completing, dating, signing and mailing the proxy card in the U.S. postage-paid envelope included with the proxy statement or sending it to Beckman Coulter, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8531, Edison, New Jersey 08818-8911.

You can vote by phone or via the Internet anytime on or before April 1, 2002. You will need the voter Control Number which is printed above to vote by phone or via the Internet.

You may receive other Proxy or Voting Instruction Cards solicited by the Beckman Coulter Board of Directors if you own Beckman Coulter Common Stock or if it is held on your behalf or if there are differences in the recording of your name on employee and stock registration records. Please vote or grant a proxy for shares represented by each such card you receive in order to assure a quorum for the meeting and to assure that all shares are represented. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to provide your instruction or grant a proxy, each card will have a separate voter control number and must be voted separately.

Beckman Coulter, Inc.

2002 Telephone Voting Script

Toll Free: 1-877-PRX-VOTE or 1-877-779-8683

1.	Welcome to the electronic voting system. Please have your proxy card or voting instruction sheet or ballot available before voting.

2.	Enter the Voter Control Number as it appears on the card followed by the pound sign.

3.	One moment please while we verify your information.

4.	Enter the last four digits of the U.S. Social Security number or the U.S. taxpayer identification number for this account followed by the pound sign.

5.	The company that you are voting is Beckman Coulter, Inc.

6.	Your vote is subject to the same terms and authorizations as indicated on the proxy card. It also authorizes the named proxies to vote according to the instructions at the meeting of the stockholders.

7.	To vote all proposals in accordance with the recommendations of the Board of Directors, press 1. If you wish to vote on one proposal at a time, press 2.
If 1, go to Playback. If 2, go to 8.

8.	Item # 1. To vote for all nominees press 1. To withhold from all nominees press 2. To withhold from individual nominees press 3.
If 1, go to 9. If 2, go to 9. If 3, go to Director Exception.

Director Exception

Enter the 2-digit number next to the nominee from whom you would like to withhold your vote followed by the pound key. Or if you have completed voting on directors, press the pound key again.
If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

Next Nominee
To withhold your vote from another nominee, enter the 2-digit number next to the nominee followed by the pound key, or if you have completed voting on directors press the pound key again.
If pound key entered twice, go to the next item. If valid nominee number, go to Next Nominee.

Invalid Nominee Number
You have entered an invalid nominee number.
{Go to Next Nominee.}

9.	If you would like to attend the annual meeting, press 1. If not, press 2.
If 1, go to 10. If 2, go to 10.

10.	You have cast your vote as follows:

Playback {Playback the appropriate vote for this proxy card.}
Default Playback
You have voted in the manner recommended by the Board of Directors.

Director Proposal Playback
Voted for all nominees: Item #. You have voted for all nominees.

Withhold from all nominees: Item #. You have voted to withhold your vote from all nominees.

Withhold from individual nominees: Item #. You have voted for all nominees except for the following nominee numbers

For/Against/Abstain Proposal Playback Item # {For | Against | Abstain}

11.	To confirm your vote, press 1. To cancel your vote, press 2.

If 1, go to 13. If 2, go to 12.

12.	Your vote has been cancelled. If you wish to vote another card, press 1. Otherwise, please hang up and mark, sign, and return your card in the envelope provided. Thank you for calling.

13.	Your vote has been successfully recorded. It is not necessary for you to mail your card. If you wish to vote another card or change your vote, press 1. Otherwise, please hang up. Thank you for voting.

Invalid Control Numbers
We are unable to authenticate the information that you entered.

No Key Pressed
Go to the same item (repeat three times); otherwise, go to Error.

Invalid Number
Go to the same item (repeat three times); otherwise, go to Error.

Error
We are unable to process your request at this time. Thank you for calling.
{Call ends.}

Equiserve Online Proxy Voting

VOTE BY NET	If you have more than one proxy card, please vote only one card at a time
	[1]	Enter the Voter Control Number that appears on your proxy card. _________________ _________________

	[2]	Enter the last 4 digits of your U.S. Taxpayer Identification (Social Security) Number for this account. _________________ _________________

If you do not have a U.S. Taxpayer Identification Number for this account, please leave this box blank.

Important: For your vote to be cast, the Voter Control Number and the last four digits of the U.S. Taxpayer Identification (Social Security) number for this account must match the numbers on our records.
_________________________________________________

Enter your e-mail address to receive an e-mail confirmation of your vote _________________ _________________

Enter your e-mail address again for validation _________________ _________________

Proceed

[Test Vote — Results will not be recorded]

VOTE BY NET	Welcome!
Name Line Address Line City, State Zip Line

e-mail address:
_________________ _________________

Proceed

Copyright (C) 2000 EquiServe. All rights reserved.

PROXY/VOTING INSTRUCTION CARD

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
BECKMAN COULTER, INC. HEADQUARTERS, FULLERTON, CALIFORNIA
THURSDAY, APRIL 4, 2002, 10:00 A.M.

The undersigned hereby authorizes and appoints Charles A. Haggerty and Peter B. Dervan and each of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned as indicated below and in their discretion on all matters as may come before the 2002 Annual Meeting of Stockholders or any adjournments or postponements thereof.

Nominees for Director for Term Expiring in 2005:
01. Hugh K. Coble, 02. Van B. Honeycutt, 03. John P. Wareham, 04. Betty Woods

This card provides voting instructions, as applicable, to (1) the appointed proxies for shares held of record by the undersigned (including shares, if any, held under the Company’s Dividend Reinvestment Plan and in EquiServe book entry accounts for certain employee purchases) and (2) the Trustee for shares, if any, held on behalf of the undersigned in the Company’s Savings Plan.

TRUSTEE VOTING INSTRUCTION CARD

BECKMAN COULTER, INC. (“BECKMAN COULTER”) BENEFIT EQUITY TRUST

The Board of Directors of Beckman Coulter has solicited a proxy from Mellon Bank, N.A., as Trustee for the Beckman Coulter Benefit Equity Trust, on matters presented at the Beckman Coulter Annual Meeting of Stockholders, April 4, 2002, and any adjournments or postponements thereof. The undersigned directs the Trustee on the matters shown below. The nominees for Director for the term expiring in 2005 are:

01. Hugh K. Coble, 02. Van B. Honeycutt, 03. John P. Wareham, 04. Betty Woods

This card constitutes voting instructions to the Trustee only. Completion of this card does not imply, create or bestow on the undersigned any ownership or other rights to assets in the Beckman Coulter Benefit Equity Trust. All shares of Beckman Coulter Common Stock held in the Trust on the Record Date will be voted as directed in proportion to the number of responses received by the Trustee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

CHECK THIS BOX TO CAST YOUR VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS [   ]

	For All Nominees	Withhold
	Except As Noted	As To All
	Below	Nominees
1. Election of Directors	[ ]	[ ]

Or, check the box for the Directors(s) from whom you wish to withhold your vote:

[ ] Hugh K. Coble	[ ] Van B. Honeycutt	[ ] John P. Wareham
[ ] Betty Woods

Check the box below, if the option applies to you.

     [   ] I plan to attend the Annual Meeting.

To submit your vote please click the button below.
(Your vote will not be counted until the Submit Your Vote button is clicked.)

Submit Your Vote

Copyright (C) 2000 EquiServe. All rights reserved.

VOTE BY NET	Your proxy vote has been recorded as follows:
1. Election of Directors

Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. If this is correct, please click the button below.

Proceed

Copyright (C) 2000 EquiServe. All rights reserved.

VOTE BY NET	Success! Your vote has been cast and will be tabulated by Equiserve within 24 hours.
Thank you for voting. If you have additional Proxy/Voting Instruction Cards which may be voted at this web site, please click on the Vote Another Proxy button below.

Important: If you are providing instruction to the Trustee of the Beckman Coulter Benefit Equity Trust, please click on the Vote Another Proxy button below. If you also hold shares in “street name” through a broker, bank or other entity, those shares are not voted at this web site, but may be voted under a process provided by those entities. Please vote all cards you receive.

Vote Another Proxy

Copyright (C) 2000 EquiServe. All rights reserved.